U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                             NUCLEAR SOLUTIONS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)


        Nevada                        0-31959                  88-0433815
------------------------    ------------------------    ------------------------
(State of Incorporation)     (IRS Employer I.D. No.)       (SEC File Number)


           5505 Connecticut Ave., N.W. Ste.191, Washington, D.C. 20015
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                STOCK GRANT PLAN

                            (Full Title of the Plan)


                                  Patrick Herda
                      5505 Connecticut Ave., N.W., Ste. 191
                             Washington, D.C. 20015

                     (Name and Address of agent for Service)


                                 (202) 787-1950

          (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed        Proposed
Title of          (1)               maximum         maximum
securities        Securities        offering        aggregate       Amount of
to be             to be             price per       offering        Registration
registered        registered        share (2)       price (2)       Fee (3)
----------        ----------        ---------       ---------       ------------
Common $.001      5,000,000         $0.625          $3,125,000      $95.93
par value         shares
================================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on March 6, 2007 by the NASD OTC Bulletin Board.


                                EXPLANATORY NOTE

      In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

(a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 2005.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

      In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.     DESCRIPTION OF SECURITIES

      Not applicable,  the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters in connection with this registration statement will be passed upon for Nuclear Solutions, Inc. by Wilson Law Offices. Wilson is a shareholder of the registrant. Some shares registered under this plan will be paid to Wilson for legal services in the future.

Item 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Article Eleven of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for obligations, suits of any kind including, but not limited to, malpractice, class actions, discrimination, personal injury, anti-trust, liens, acts or judgments of the corporation , or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to director liability. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections
78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

Item 8.     EXHIBITS.

      The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-31959, as filed with the Securities & Exchange Commission.

Exhibit Number    Description
--------------    -----------

(3.1)*            Articles of Incorporation of Nuclear Solutions, Inc.
(3.2)*            Certificate  of  Amendment  of  Articles of  Incorporation  of
                  Nuclear Solutions, Inc.
(3.3)*            By-Laws
(5.0)             Opinion of Counsel and consent  regarding  the legality of the securities registered under this Registration Statement
(10.0)            Stock Grant Plan
(23.0)            Consent of Independent Certifying Public Accountant

-------------------
* Previously filed.

Item 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Washington, D.C.

Dated: March 7, 2007

                                          NUCLEAR SOLUTIONS, INC.
                                          a Nevada corporation


                                          /s/ Patrick Herda
                                          -----------------------
                                          Patrick Herda
                                          President, CEO

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: March 7, 2007                       /s/ Patrick Herda
                                          -----------------------
                                          Patrick Herda, Director


                                          /s/ Kenneth Faith
                                          -----------------------
                                          Kenneth Faith, Director


                                          /s/ John Powers
                                          -----------------------
                                          John Powers, Director